UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ______________________________________________________
FORM 8-K
 ______________________________________________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 29, 2019
  ______________________________________________________
NATURAL RESOURCE PARTNERS L.P.
(Exact Name of Registrant as Specified in Charter)
  ______________________________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-31465 (Commission File Number)	35-2164875 (I.R.S. Employer Identification No.)
1201 Louisiana St., Suite 3400 Houston, Texas 77002 (Address of principal executive office) (Zip Code)
(713) 751-7507 (Registrant's telephone number, including area code)
 ______________________________________________________
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner interests	NRP	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement
Indenture and Notes
On April 29, 2019, Natural Resource Partners L.P. (“NRP”) and NRP Finance Corporation (together, the “Issuers”) completed the private placement (the “Private Placement”) of $300,000,000 principal amount of 9.125% Senior Notes due 2025 (the “Notes”). The Notes were offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States pursuant to Regulation S under the Securities Act.
The Notes were issued pursuant to an indenture, dated April 29, 2019 (the “Indenture”), among the Issuers and Wilmington Trust, National Association, as trustee (the “Trustee”). Capitalized terms used but not otherwise defined herein have the meanings assigned to them under the Indenture.
The Notes bear interest at a rate of 9.125% per year, payable semiannually in arrears on June 30 and December 30 of each year, beginning on December 30, 2019. The Notes will mature on June 30, 2025.
The Notes are the senior unsecured obligations of the Issuers. The Notes will rank equal in right of payment to all existing and future senior unsecured debt of the Issuers and senior in right of payment to any subordinated debt of the Issuers. The Notes will be effectively subordinated in right of payment to all future secured debt of the Issuers to the extent of the value of the collateral securing such indebtedness and will be structurally subordinated in right of payment to all existing and future debt and other liabilities of NRP’s subsidiaries, including NRP (Operating) LLC’s revolving credit facility and senior notes. None of NRP’s subsidiaries will guarantee the notes initially.
The Issuers have the option to redeem the Notes, in whole or in part, at any time on or after October 30, 2021, at the redemption prices (expressed as percentages of principal amount) of 104.563% for the twelve-month period beginning October 30, 2021, 102.281% for the 12-month period beginning October 20, 2022, and thereafter at 100.000%, together, in each case, with any accrued and unpaid interest to the date of redemption. In addition, before October 30, 2021, the Issuers may redeem all or any part of the Notes at a redemption price equal to the sum of the principal amount thereof, plus a make whole premium at the redemption date, plus accrued and unpaid interest, if any, to the redemption date. Furthermore, before October 30, 2021, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes with the net proceeds of certain public or private equity offerings at a redemption price of 109.125% of the principal amount of Notes, plus any accrued and unpaid interest, if any, to the date of redemption, if at least 65% of the aggregate principal amount of the Notes issued under the Indenture remains outstanding immediately after such redemption and the redemption occurs within 180 days of the closing date of such equity offering. In the event of a change of control, as defined in the Indenture, the holders of the Notes may require the Issuers to purchase their Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any.
The Indenture contains covenants that, among other things, limit the ability of the Partnership and certain of its subsidiaries to:

•	declare or pay any dividend or distribution on, purchase or redeem the Partnership’s units or purchase or redeem subordinated debt;

•	make investments;

•	incur or guarantee additional indebtedness or issue certain types of equity securities;

•	create certain liens;

•	enter into agreements that restrict distributions or other payments from the Partnership’s restricted subsidiaries to the Partnership;

•	sell assets;

•	consolidate, merge or transfer all or substantially all of the assets of the Partnership and its restricted subsidiaries;

•	engage in transactions with affiliates;

•	create unrestricted subsidiaries; and

•	enter into certain sale and leaseback transactions.

A copy of the Indenture is filed as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference. The description of the Indenture in this report is a summary and is qualified in its entirety by the terms of the Indenture. The form of the Notes issued pursuant to the Indenture is included as Exhibit 1 to Indenture and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information included under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description
4.1	Indenture, dated April 29, 2019, by and among Natural Resource Partners L.P. and NRP Finance Corporation, as issuers, and Wilmington Trust, National Association, as trustee.
4.2	Form of 9.125% Senior Notes due 2025 (contained in Exhibit 1 to Exhibit 4.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATURAL RESOURCE PARTNERS L.P.

	By:	NRP (GP) LP,
Its General Partner

	By:	GP NATURAL RESOURCE PARTNERS LLC,
Its General Partner

Dated: May 2, 2019	By:	/s/ Kathryn S. Wilson
	Name:	Kathryn S. Wilson
	Title:	Vice President and General Counsel